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                                                                    Exhibit 16.1

                                                      PricewaterhouseCoopers LLP
                                                      1201 Louisiana, Suite 2900
                                                          Houston, TX 77002-5678
                                                        Telephone (713) 356-4000
                                                        Facsimile (713) 356-4717


April 16, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Chevron Phillips Chemical Company (copy attached) under the caption "Change in Certifying Accountants", which we understand will be included in the Company's Registration Statements on Form S-4 to be filed with the Commission, pursuant to Item 13(a),(3)(vi) of Form S-4, as part of the Company's Form S-4 report dated April 16, 2001. We agree with such statements concerning our Firm in such Form S-4.

Very truly yours,




/s/ PricewaterhouseCoopers LLP
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